Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 33-60730 on Form S-8 filed March 31, 1993,

(2)	Registration Statement No. 333-27459 on Form S-8 filed May 20, 1997,

(3)	Registration Statement No. 333-67033 on Form S-8 filed November 10, 1998,

(4)	Registration Statement No. 333-87996 on Form S-8 filed May 10, 2002,

(5)	Registration Statement No. 333-105081 on Form S-8 filed May 8, 2003,

(6)	Registration Statement No. 333-129636 on Form S-3 filed November 10, 2005,

(7)	Registration Statement No. 333-129632 on Form S-8 filed November 10, 2005,

(8)	Registration Statement No. 333-167043 on Form S-8 filed May 24, 2010,

(9)	Registration Statement No. 333-189184 on Form S-8 filed June 7, 2013, and

(10)	Registration Statement No. 333-190687 on Form S-3 filed on August 16, 2013 of Jarden Corporation of our report dated July 2, 2013 (November 26, 2013 as to Note 19), related to the financial statements of Yankee Candle Investments LLC and subsidiaries as of and for the year ended December 29, 2012 appearing in this Form 8-K/A of Jarden Corporation.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

November 26, 2013

1